UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-12

                        AXP Market Advantage Series, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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

                        AXP MARKET ADVANTAGE SERIES, INC.

                             AXP Mid Cap Index Fund

                           Principal Executive Office
                     901 Marquette Avenue South, Suite 2810
                           Minneapolis, MN 55402-3268

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             To be held June 9, 2004

The Fund will hold a shareholders' meeting at 1 p.m. on June 9, 2004, at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN. The purpose of the meeting is to consider the proposal to approve a plan of liquidation. Please take a few minutes to read the proxy statement. It discusses the proposal in more detail. You are entitled to vote at the meeting if you were a shareholder on April 10, 2004. For those of you who cannot attend, please vote by mail, telephone or internet. Just follow the instructions on the enclosed proxy card. The Board recommends that you vote FOR the proposal.

                           By order of the Board of Directors

                           Leslie L. Ogg, Secretary
                           April 10, 2004

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1   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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PROXY STATEMENT

Please be sure to read the proxy statement before you vote. Enclosed is a proxy voting card. It is important that you vote. If you have questions, please call your advisor or (866) 270-3133. This proxy statement was first mailed to shareholders on or about the week of April 12, 2004.

                            PLEASE VOTE IMMEDIATELY.

         Your prompt response will save the cost of additional mailings.

            Your vote is important no matter how many shares you own.

The Board of Directors (the "Board") of AXP Mid Cap Index Fund (the "Fund") is asking you to vote on the following proposal.

SECTION A -- PROPOSAL TO APPROVE OR REJECT  A PLAN OF LIQUIDATION

Summary


The Fund began operations on October 25, 1999 as a separate series of AXP Market Advantage Series, Inc. (the "Corporation"). The Fund invests primarily in the equity securities included in its benchmark index, the Standard & Poor's MidCap 400 Index. Notwithstanding the marketing of the Fund's shares, the Fund has been unable to attract sufficient assets to operate effectively without significant expense subsidization. During the period from commencement of operations through Feb. 29, 2004, total net assets reached a level of only $45,439,959. The Board therefore is recommending that shareholders vote to approve a Plan of Liquidation to dissolve the Fund.


How the Plan of Liquidation Will Work

The Board has approved the Plan of Liquidation summarized in this section.

1. Effective Date of the Plan of Liquidation and End of the Fund's Operations. The Plan of Liquidation will become effective on the date it is approved by shareholders. Following this approval, the Fund (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Fund's assets to cash; and (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund.

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2   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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2.   Restriction of Transfer of Shares. Following the effective date, the shares of the Fund will not be transferable.

3. Liquidating Distribution. As soon as possible after the approval of the Plan of Liquidation, and in any event within fourteen days, the Corporation on behalf of the Fund will provide to the applicable Service Agent of each shareholder of record on the effective date of the Plan of Liquidation: (i) a liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Fund based on the number of shares of the class of shares of the Fund held by the shareholder and recorded on the books of the Corporation, determined immediately after the close of business on the date of the liquidating distribution; (ii) information concerning the sources of the liquidating distribution; and (iii) information concerning the dividend distribution occurring shortly prior to the liquidating distribution.

4. Expenses. Any expenses and solicitation costs will be borne by American Express Financial Corporation ("AEFC"), the Fund's investment adviser. It is expected that other liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Fund, or set aside for payment, prior to the payment of the liquidating distribution.

5. Continued Operation of the Fund. Following the liquidating distribution referred to in paragraph 3 above, the Fund will be dissolved. The Plan of Liquidation provides that the Board has the authority to authorize variations from or amendments of the provisions of the Plan of Liquidation as may be necessary or appropriate to marshal the assets of the Fund and to effect the complete liquidation of the Fund.

6. Variations. The Plan of Liquidation authorizes the Board to make variations from or amendments to the provisions of the Plan of Liquidation that it deems necessary or appropriate to carry out its purposes.

7. Dissenters' Rights. No shareholder will be entitled to exercise any dissenter's rights or appraisal rights with respect to the Fund's liquidation under either the Plan of Liquidation or relevant provisions of Minnesota law.

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3   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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Reasons for the Liquidation and Board Deliberations

The Board believes that liquidation of the Fund is in the best interest of shareholders for several reasons. The Board considered the following matters, among others, in approving the Plan of Liquidation.

o Terms and Conditions of the Plan of Liquidation. The Board considered the terms and conditions of the Plan of Liquidation as described in previous paragraphs.

o Fund Expenses. Since commencement of operations, AEFC has waived all or a portion of its fees and assumed a significant portion of the expenses of the Fund. AEFC has committed to continue capping fees through the date of the shareholder meeting, although if the proposal is not approved, the waiver can be discontinued at any time after that. AEFC does not expect to waive fees indefinitely and, without continued fee waivers or growth in assets, the Fund's expense ratio would likely exceed those of many other funds with similar investment objectives. This could have an adverse impact on the Fund's performance. As a result, it is possible that the Fund's asset base will decline and the Fund's expense ratio will rise even higher as fixed costs are spread over a shrinking asset base. For the most recent fiscal year, the Fund's total expenses were:

Table A-1

Annual Fund Operating Expenses (as of the fiscal year ended Jan. 31, 2004)

                                        Class D         Class E
Management fees                          0.26%           0.26%
Distribution (12b-1) fees(a)             0.25%           0.00%
Other expenses(b)                        0.48%           0.48%
Total(c)                                 0.99%           0.74%
Fee waiver/expense reimbursement         0.29%           0.29%
Net expenses                             0.70%           0.45%

(a) 12b-1 fees are paid out of the Fund's assets on an ongoing basis. Over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

(b) Other expenses include an administrative services fee, a transfer agency fee and other nonadvisory expenses.

(c) American Express Financial Corporation (AEFC) and its affiliates have agreed to waive certain fees and to absorb certain other Fund expenses through the date of the next shareholder meeting scheduled to be held on June 9, 2004, although, if the proposal is not approved, the waiver can be discontinued at any time after that. Under this agreement, net expenses will not exceed 0.70% for Class D and 0.45% for Class E. Effective May 2003, the Fund's transfer agency fee increased. The percentages above reflect the increase.

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4   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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o    Alternative Solutions. The Board investigated what, if any, additional steps or alternative courses would best serve the interests of shareholders. The Board considered whether mergers or transfers of assets would be possible, and if those transactions would produce desirable results for shareholders. After reviewing current market conditions, the lack of a suitable merger candidate, and the relatively small size of the Fund, management of the Fund believes that liquidation is the only viable option and provides shareholders with the greatest flexibility in determining how to invest these assets going forward.

o Shareholder Options. The Board noted that shareholders may continue to exchange their shares for shares of the same class of the other American Express fund with Class D or Class E shares prior to the date of the liquidating distribution. The applicable redemption fee for the Fund has been waived. However, the Board also noted that shareholders who exchange will recognize taxable gain or loss for federal income tax purposes in the same way as if they had received a liquidating distribution.

o Tax Implications for Shareholders. Each shareholder who receives a liquidating distribution will recognize taxable gain or loss for federal income tax purposes equal to any difference between the amount of the distribution over the shareholder's tax basis in Fund shares. Assuming that the shareholder holds the shares as capital assets, the gain or loss will be capital gain or loss and will be long-term or short-term capital gain or loss depending on the shareholder's holding period for the shares. Shareholders will also be taxable on any dividend or dividends declared prior to the liquidation, which may be taxed as net capital gain and/or ordinary income (a portion of which may qualify in turn as qualified dividend income).

     The tax consequences discussed may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact of receiving the liquidating distribution as discussed above, including any state or local tax consequences.

     The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

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5   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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Board's Determination

At a meeting held on Jan. 7-8, 2004 the Board reviewed the expenses that had been assumed by AEFC during the life of the Fund, the efforts and expenses of American Express Financial Advisors Inc. ("AEFA") to distribute shares of the Fund, and the effect of the operating expenses on the historic and anticipated returns of shareholders. The Board considered that AEFC had not been able to collect or retain any significant fees during the life of the Fund, that there would be no prospect that this would change in the near future, and that in the absence of compensation over long periods, the ability of AEFC to service the needs of the Fund would be impaired.

The Board concluded that an increase in Fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the expenses of the Fund presently paid directly by the Fund, would significantly reduce the Fund's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, make it unlikely that the Fund could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the shareholders of the Fund to liquidate the Fund promptly.

Accordingly, the Board approved the liquidation of the Fund and approved the Plan of Liquidation.

Board Recommendation and Vote Required

The Board recommends that shareholders approve the proposed Plan of Liquidation. The Plan of Liquidation must be approved by a majority of the voting power of all shares entitled to vote. If the Plan of Liquidation is not approved, the Fund will continue to exist as a series of the Corporation and will operate in accordance with its stated objective and policies. The Board will consider what further action should be taken.

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6   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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SECTION B -- PROXY VOTING AND SHAREHOLDER MEETING INFORMATION

This section includes information about proxy voting and the shareholder meetings.


Voting. You are entitled to vote based on your total dollar interest in the Fund. Each dollar is entitled to one vote. For those of you who cannot come to the meeting, the Board is asking permission to vote for you. The shares will be voted as you instruct either by mail, telephone or internet. Signed proxy cards returned without instructions will be voted in favor of the proposal.


All votes count toward a quorum, regardless of how they are voted (For, Against or Abstain). Broker non-votes will be counted toward a quorum but not toward the approval of any proposals. (Broker non-votes are shares for which the underlying owner has not voted and the broker holding the shares does not have authority to vote.) If your shares are held in an IRA account, you have the right to instruct the IRA Custodian how to vote those shares. The IRA Custodian will vote any shares for which it has not received voting instructions in proportionately the same manner -- either For, Against or Abstain -- as other Fund shareholders have voted.

Revoking Your Proxy. If your plans change and you can attend the meeting, simply inform the Secretary at the meeting that you will be voting in person. Also, if you change your mind after you vote, you may change your vote or revoke it by mail, telephone or internet.

Solicitation of Proxies. The Board is asking for your vote and for you to vote as promptly as possible. AEFC will pay the expenses for the proxy solicitation. Supplementary solicitations may be made by mail, telephone, electronic means or personal contact by financial advisers.

Shareholder Proposals. No proposals were received from shareholders. The Fund is not required to hold regular meetings of shareholders each year. However, meetings of shareholders are held from time to time and proposals of shareholders that are intended to be presented at future shareholder meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.


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7   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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Adjournment. In the event that not enough votes in favor of the proposal are received by the time scheduled for the meeting, the persons named as proxies may move for one or more adjournments of the meeting for a period of not more than 120 days in the aggregate to allow further solicitation of shareholders on the proposal. Any adjournment requires the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of adjournment those shares they are entitled to vote that have voted in favor of the proposal. They will vote against any adjournment those shares that have voted against the proposal.

Annual Report. The latest annual report was previously mailed to you. If you would like another copy of the annual report and any subsequent semi-annual report, without charge, please write American Express Funds, 70100 AXP Financial Center, Minneapolis, MN 55474 or call (800) 862-7919.

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8   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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SECTION C -- FUND INFORMATION

This section contains information about the Fund and its adviser.

The Fund's Adviser, Administrator and Distributor. AEFC is the adviser and administrator for the Fund. AEFA, a wholly owned subsidiary of AEFC, is the distributor for the Fund. The address for AEFC and AEFA is 200 AXP Financial Center, Minneapolis, MN 55474. AEFC is a wholly owned subsidiary of American Express Company, World Financial Center, New York, New York 10285.
Table C-1


Fund Size and 5% Owners as of Feb. 29, 2004

Fund                        Net assets    Outstanding shares   5% owners
Mid Cap Index:   Class D    $21,341,650      3,197,068             (1)
                 Class E     24,098,309      3,601,065             (2)

(1) Charles Schwab & Co Inc., a brokerage firm, owns of record 78.76%.

(2) American Express Financial Corporation, Minneapolis, MN owns 44.11%.


As of Feb. 29, 2004, officers and directors of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

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9   AMERICAN EXPRESS FUNDS -- PROXY STATEMENT
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(logo)
AMERICAN
 EXPRESS
(R)
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                                                                 S-6308 A (4/04)

(logo)
American
 Express
Funds

                      AXP(R) Market Advantage Series, Inc.
                           - AXP(R) Mid Cap Index Fund

                                 Proxy Statement

                                                                  April 10, 2004

Here's a brief overview of a change being recommended for your American Express mutual fund. We encourage you to read the full text of the enclosed proxy statement.

Q: Why am I being asked to vote?

Funds are required to get shareholders' votes for certain kinds of changes, like the one included in this proxy statement. You have a right to vote on this change either by mailing your proxy card, calling a toll-free number, responding by internet, or attending the shareholder meeting.

Q: Is my vote important?

Absolutely! While the Board has reviewed this change and recommends you approve it, you have the right to voice your opinion. Until the Fund is sure that enough shares will vote by the time of the meeting, it will continue to contact shareholders asking them to vote. So please, vote immediately.

Q: What is being voted on?

Shareholders are being asked to vote on the liquidation of AXP(R) Mid Cap Index Fund.

Q: How does the Board recommend that I vote?

After careful consideration, the Board recommends that you vote FOR the proposal. An explanation for the Board's recommendation is contained in the proxy statement.

(logo)
AMERICAN
 EXPRESS
(R)

Q: How do I vote?

You can vote in one of four ways:

   1. By mail with the enclosed card

   2. By telephone

   3. By Web site

   4. In person at the meeting

Please refer to the enclosed voting instruction card for the telephone number and internet address. We encourage you to vote by telephone or internet in order to reduce mailing and handling expenses.

Q: What happens after I vote?

Assuming the proposal receives sufficient votes to pass, the proposal will be implemented soon after the shareholder meeting on June 9, 2004. No further action is required from shareholders.

Q: Whom should I call if I have questions?

If you have questions about any of the issues described in the proxy statement or about voting procedures, please call your financial advisor or call client services toll free at (866) 270-3133.

(logo)                     [FUND NAME DROP-IN]                             PROXY
AMERICAN                   Principal Executive Office
 EXPRESS             901 Marquette Avenue South, Suite 2810,
                           Minneapolis, MN 55402-3268
        NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 9, 2004

Your fund will hold a special shareholders' meeting at 1:00 p.m, on June 9, 2004, at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN. You are entitled to vote at the meeting if you were a shareholder on April 10, 2004. Please read the proxy statement. The Board recommends that you vote FOR the proposal. Please vote immediately by mail, telephone, or Internet, even if you plan to attend the meeting. Just follow the instructions on this proxy card.

The undersigned hereby appoints Arne H. Carlson and Leslie L. Ogg or any one of them, as proxies, with full power of substitution, to represent and to vote all of the shares of the undersigned at the special meeting to be held on June 9, 2004, and any adjournment thereof.

                          VOTE VIA THE INTERNET: americanexpress.com/proxyvoting VOTE VIA THE TELEPHONE: 1-866-241-6192
                          VOTE BY MAIL
                          999 99999 999 999

                          Note: Please sign this proxy exactly as your name or names appears on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


                          ______________________________________________________
                          Signature

                          ______________________________________________________
                          Signature of joint owner, if any

                          ______________________________________________________
                          Date                                         13975_MCI

Please vote by filling in the appropriate box below. If you do not mark the proposal, your Proxy will be voted FOR the proposal.
PLEASE MARK VOTES AS IN THIS EXAMPLE: [X]

                                                         FOR   AGAINST   ABSTAIN
1.  Approve a Plan of Liquidation                        [ ]     [ ]       [ ]